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                                                                      EXHIBIT 21





                         SUBSIDIARIES OF THE REGISTRANT



                                                            Jurisdiction
                                                               in which
                                                    Corporate Name Incorporated
                                                    ---------------------------

PHARMACIA & UPJOHN, INC.                                  Delaware (Parent)

Subsidiaries (excluding those which when considered in the aggregate as a single subsidiary did not constitute a significant subsidiary as of December 31, 1995):

Pharmacia AB                                                        Sweden
Pharmacia International NV                                          Netherlands
Pharmacia SpA                                                       Italy
The Upjohn Company                                                  Delaware
The Upjohn Manufacturing Company                                    Delaware